UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 22, 2026

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 22, 2026, Life Time Group Holdings, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the proposals set forth below, which were detailed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 11, 2026 (the “2026 Proxy Statement”). On the record date for the Annual Meeting, there were 221,805,082 shares of the Company’s common stock outstanding and entitled to vote.
1.A proposal to elect five Class II directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each Class II director nominee was elected to the Board of Directors and received the following votes:

	FOR	WITHHELD	BROKER NON-VOTE
Joel Alsfine	193,605,300	10,653,426	6,318,909
Jonathan Coslet	162,593,669	41,665,057	6,318,909
J. Kristofer Galashan	155,991,593	48,267,133	6,318,909
Stuart Lasher	182,630,853	21,627,873	6,318,909
Jennifer Pomerantz	158,054,157	46,204,569	6,318,909

2.A proposal to approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation as disclosed in the 2026 Proxy Statement (referred to as the “Say-on-Pay Vote”). The proposal was approved and received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
194,617,062	9,570,383	71,281	6,318,909

3.A proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The proposal was approved and received the following votes:

FOR	AGAINST	ABSTAIN
207,793,598	2,738,342	45,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: April 24, 2026	By:	/s/ Erik Weaver
Erik Weaver
Executive Vice President & Chief Financial Officer
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